As filed with the Securities and Exchange Commission on May 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Netcapital Inc.

(Exact Name of Registrant as Specified in Its Charter)

Utah	87-0409951
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1 Lincoln Street

Boston, MA 02111

(Address of Principal Executive Offices, Including Zip Code)

2023 Omnibus Equity Incentive Plan

(Full Title of the Plans)

Martin Kay

Chief Executive Officer

Netcapital Inc.

1 Lincoln Street

Boston, MA 02111

(781) 925-1700(Name, Address, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:

Richard A. Friedman, Esq.

Sheppard, Mullin, Richter & Hampton LLP

30 Rockefeller Plaza

New York, NY 10012

Telephone: (212) 653-8700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act..

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This Registration Statement will become effective upon filing in accordance with Rule 462(a) under the Securities Act.

PART I

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8, relating to the 2023 Omnibus Equity Incentive Plan, as amended (the “Plan”) of Netcapital Inc. (the “Company”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the Plan has previously been filed and is effective and consists only of those items required by General Instruction E to Form S-8. Accordingly, this Registration Statement incorporates by reference the contents of the Registration Statement on Form S-8, File No.333-271120, filed with the Securities and Exchange Commission on April 4, 2023, by the Company, relating to the Plan (the “Prior Registration Statement”), except for Items 3 and 8 , which are being updated by this Registration Statement.

This Registration Statement is being filed for the purpose of registering an additional 3,154,105 shares of common stock, par value $0.001 per share (“Common Stock”) that were reserved for issuance under the Plan. In addition, the Plan provides that shares issued under the Plan that are forfeit or expire are available for future grants of awards under the Plan and an additional 600,000 shares of Common Stock are being registered hereunder for that purpose, for an aggregate of 3,754,105 shares of Common Stock being registered hereunder.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of documents by reference.

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

●	The Company’s Annual Report on Form 10-K for the year ended April 30, 2023, filed with the SEC on July 26, 2023;

●

The Company’s Quarterly Reports on Form 10-Q for the three months ended July 31, 2023 filed with the SEC on September 14, 2023; for the six months ended October 31, 2023 filed with the SEC on December 14, 2023 and for the nine months ended January 31, 2024 filed with the SEC on March 18, 2024;

●	The Company’s Current Reports on Form 8-K filed with the SEC on May 2, 2023; May 25, 2023; July 6, 2023; July 19, 2023; July 24, 2023; July 27, 2023; September 1, 2023 September 14, 2023; November 21, 2023; December 14, 2023; December 27, 2023; February 23, 2024; February 29, 2024 and April 25, 2024 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on October 6, 2023;

●	The description of the Company’s common stock and our warrants contained in our Registration Statement on Form 8-A12B/A filed with the SEC on July 7, 2022, and any amendments or reports filed updating such description; and

●	All other reports and documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Netcapital Inc. 2023 Omnibus Equity Incentive Plan, filed as Exhibit 10.1 to the registrant’s Current Report on Form 8-K on January 5, 2023 and incorporated herein by reference.
5.1*	Opinion of Codelaw LLC
10.1*	Form of Option Award Agreement under the Netcapital 2023 Omnibus Equity Incentive Plan.
10.2*	Form of Restricted Stock Unit Award Agreement under the Netcapital 2023 Omnibus Equity Incentive Plan.
10.3*	Form of Restricted Stock Award Agreement under the Netcapital 2023 Omnibus Equity Incentive Plan.
23.1*	Consent of Fruci & Associates II, PLLC.
23.2*	Consent of Codelaw LLC (included in legal opinion filed as Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts on May 7, 2024.

NETCAPITAL INC.

By:	/s/ Martin Kay
Name	Martin Kay
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Martin Kay and Coreen Kraysler, with full power of substitution, his or her true and lawful attorney-in-fact to act for him or her in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file each of the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do in person, hereby ratifying and confirming all that said attorneys-in-fact or substitutes, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by each of the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Kay	Chief Executive Officer and director	May 7, 2024
Martin Kay	(Principal Executive Officer)

/s/ Coreen Kraysler	Chief Financial Officer	May 7, 2024
Coreen Kraysler	(Principal Financial and Accounting Officer)

/s/ Cecilia Lenk	Director	May 7, 2024
Cecilia Lenk

/s/ Steven Geary	Director	May 7, 2024
Steven Geary

/s/ Avi Liss	Director	May 7, 2024
Avi Liss

/s/ Arnold Scott	Director	May 7, 2024
Arnold Scott

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